Exhibit 99.1

Contact:     Mark A. Steinkrauss, Vice President, Corporate Relations

(312) 592-5384 mark.steinkrauss@teldta.com

Julie D. Mathews, Manager, Investor Relations

(312) 592-5341 julie.mathews@teldta.com

FOR RELEASE:  IMMEDIATE

TDS Announces Restatement and Reschedules Annual Meeting

CHICAGO, April 23, 2007 — Telephone and Data Systems, Inc. (Amex: TDS, TDS.S) announces that it will restate prior period financial statements to correct its accounting for share repurchases by its over 80-percent-owned subsidiary, U.S. Cellular (AMEX: USM).  TDS has determined that it should have applied step acquisition accounting to share repurchases by U.S. Cellular primarily in 2000 and 2001.  Although TDS has not completed its assessment of the items to be restated, TDS does not expect any adjustments to affect cash, revenues or operating data. TDS expects to restate financial results for each of the years ended Dec. 31, 2004 - 2005, including quarterly information for 2005 and 2006, and certain selected financial data for 2003 and 2002.  As a result, previously issued financial statements for these periods should no longer be relied upon. The restatement of these financial statements will be reflected in TDS’s Securities and Exchange Commission (SEC) Form 10-K for the year ended Dec. 31, 2006.  Although TDS is restating its accounting for an item related to U.S. Cellular, there is no need for U.S. Cellular to restate its financial statements.

As a result, TDS will not file its Form 10-K for the year ended Dec. 31, 2006 by April 24, 2007, or its Form 10-Q for the period ended March 31, 2007 by May 15, 2007. The delay is due to the company requiring additional time to complete the restatement.

As a result of the delay, TDS is rescheduling its annual meeting of shareholders to a date, after the company files its Form 10-K, which will be announced at a later time. The company originally scheduled its annual meeting for May 10, 2007. This restatement must be completed prior to the filing of its Form 10-K.

As disclosed on March 19, 2007, TDS received a notice from the staff of the American Stock Exchange (AMEX) indicating that TDS was not in compliance with AMEX listing requirements as a result of the failure by TDS to file its Form 10-K for the year ended Dec. 31, 2006 on a timely basis. As a result, TDS submitted a plan to the AMEX to bring it into compliance with AMEX listing requirements by no later than May 18, 2007.  This plan was approved by the AMEX. However, due to the restatement and the further delay in the filing of its Form 10-K for the year ended Dec. 31, 2006, TDS now expects that the Form 10-K will not be filed by May 18, 2007.  TDS also expects to be delayed in the filing of its Form 10-Q for the quarter ended March 31, 2007, which will result in further non-compliance under AMEX listing requirements.  Also as a result of the delays in its SEC filings, TDS is unable to distribute its 2006 annual report to shareholders by April 30, 2007, as required by AMEX listing requirements.  Accordingly, TDS is requesting a further extension of time to restore compliance under AMEX listing requirements.  TDS expects to restore compliance with AMEX listing requirements when it completes its restatement, files its Form 10-K for the year ended December 31, 2006 and its Form 10-Q for the quarter ended March 31, 2007, and when it distributes it 2006 annual report to shareholders.

The restatements and delays in filing quarterly and annual reports resulted in defaults under revolving credit agreements between TDS and certain lenders and under certain forward contracts between subsidiaries of the companies and a counterparty. Waivers of such defaults obtained previously were extended, on the condition that the company files its Form 10-K for the year ended Dec. 31, 2006 by April 24, 2007 and its Form 10-Q for the quarter ended March 31, 2007 within 45 days after the filing of the Form 10-K. TDS has received waivers from its lenders to extend the filing date of its 2006 Form 10-K to June 30, 2007. TDS has also obtained waivers to file its Form 10-Q for the quarter ended March 31, 2007 within 45 days of filing its Form 10-K.

About the restatement

The primary effect of the restatement will be to restate amounts on TDS’s balance sheet and to record any impairment charges as a result of the additional licenses and goodwill that are being created in the step acquisition restatement.  Later today, TDS will file SEC Form 8-K with respect to the restatement. Investors are encouraged to review this detailed information regarding the affects of the restatement.

Fourth quarter 2006 ranges and 2007 annual guidance

TDS reaffirms the ranges of fourth quarter 2006 revenue and operating income released on Feb. 23, 2007:

Anticipated Range of Amounts to be Reported for three months ended Dec. 31, 2006
Operating Revenues	$1,115 to $1,135 million
Operating Income	$80 to $100 million

TDS updates its guidance for U.S. Cellular as follows:

U.S. Cellular 2007 guidance as of April 23, 2007 is as follows:

Net Retail Customer Additions	375,000 - 425,000
Service Revenues	Approx. $3.5 billion*
Operating Income	$375 - $425 million*
Depreciation, Amortization & Accretion	Approx. $615 million*
Capital Expenditures	$600 - $615 million*

*Unchanged from guidance previously issued on Feb. 23, 2007

TDS reaffirms the 2007 annual guidance for TDS Telecom, its wholly owned wireline subsidiary, issued on Feb. 23, 2007:

TDS Telecom (ILEC and CLEC) operations 2007 guidance as of April 23, 2007 is as follows:

Operating Revenues	$850 - $900 million
Operating Income	$130 - $150 million
Depreciation and Amortization	$155 million
Capital Expenditures	$110 - $130 million

Conference call information

As previously announced, TDS and its subsidiaries will hold a joint teleconference Apr. 23, 2007, at 10:00 a.m. Chicago time. Interested parties may listen to the call live over the Internet by accessing http://audioevent.mshow.com/331399/ or the conference call page of the Investor Relations section of www.teldta.com. Or connect by telephone (US/Canada) at 800/706-9695 with a conference ID #6106580. The conference call will be archived on the conference call section of the TDS web site at www.teldta.com.

About TDS

TDS is a diversified telecommunications corporation founded in 1969.  Through its business units, U.S. Cellular and TDS Telecom, TDS operates primarily by providing wireless, local telephone and broadband services.  As of Dec. 31, 2006, the company employed 11,800 people and served 7 million customers/units in 36 states.

About U.S. Cellular

As of Dec. 31, 2006, U.S. Cellular Corporation, the nation’s sixth-largest wireless service carrier, employed 8,100 people and provided wireless service to 5.8 million customers in 26 states.  The Chicago-based company operates on a customer satisfaction strategy, meeting customer needs by providing a comprehensive range of wireless products and services, superior customer support, and a high-quality network.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates and expectations. These statements are based on current estimates, projections and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: The ability of U.S. Cellular to successfully manage and grow the operations of the Chicago MTA and newly launched markets; changes in the overall economy; changes in competition in the markets in which U.S. Cellular and TDS Telecom operate; changes due to industry consolidation; advances in telecommunications technology, including Voice over Internet Protocol; changes to access and pricing of unbundled network elements; changes in the state and federal telecommunications regulatory environment; changes in the value of assets; changes in the value of investments, including variable prepaid forward contracts; an adverse change in the ratings afforded TDS and U.S. Cellular debt securities by accredited ratings organizations; uncertainty of access to the capital markets; risks and uncertainties relating to restatements and possible future restatements; pending and future litigation; acquisitions/ divestitures of properties and/or licenses; and changes in customer growth rates, average monthly revenue per unit, churn rates, roaming rates and the mix of products and services offered in U.S. Cellular and TDS Telecom markets.  Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K used by TDS to furnish this press release to the SEC, which are incorporated by reference herein.

For more information about TDS or its business units, visit:

TDS:	www.teldta.com	TDS Telecom: www.tdstelecom.com
USM:	www.uscellular.com

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